Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2016 Second Quarter Results

BATON ROUGE, LA (July 28, 2016) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank (the “Bank”), today announced financial results for the quarter ended June 30, 2016. The Company reported net income of $2.0 million, or $0.28 per diluted share for the second quarter of 2016, compared to $2.0 million, or $0.28 per diluted share for the quarter ended March 31, 2016, and $1.8 million, or $0.25 per diluted share, for the quarter ended June 30, 2015.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:

“This was another successful quarter for Investar and demonstrates our continued emphasis on creating long-term shareholder value. We continued to experience solid organic loan growth which fueled the increase in interest income. Deposit growth remains a focus and we are very pleased with the 15% growth in our noninterest-bearing deposits. During the quarter, we increased the quarterly dividend payable to shareholders by 11% as well as repurchased over 82,000 shares of our common stock. This brings our total repurchases to 140,000 shares under our share repurchase program, which is approximately 56% of the total shares authorized for repurchase. Our Board and management remain keenly focused on our commitment to delivering shareholder value as demonstrated by our increased dividend and stock repurchase activity.”

Second Quarter Highlights

•

Total loans, excluding loans held for sale, increased 9.7% year to date, or 19.4% annualized. Total loans, excluding loans held for sale, increased $19.8 million, or 2.5%, compared to March 31, 2016, and increased $143.9 million, or 21.4%, compared to June 30, 2015, to $817.5 million at June 30, 2016.

•

The business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $226.6 million at June 30, 2016, an increase of $10.0 million, or 4.6%, compared to the business lending portfolio of $216.6 million at March 31, 2016, and an increase of $40.3 million, or 21.6%, compared to the business lending portfolio of $186.3 million at June 30, 2015.

•

Other real estate owned decreased $0.4 million, or 59.9%, to $0.3 million at June 30, 2016, compared to $0.7 million at March 31, 2016, and decreased $2.2 million, or 88.9%, compared to $2.5 million at June 30, 2015.

•

Total noninterest-bearing deposits were $109.8 million at June 30, 2016, an increase of $14.8 million, or 15.6%, compared to March 31, 2016, and an increase of $23.5 million, or 27.2%, compared to June 30, 2015.

•

Total interest income increased $0.3 million, or 3.2%, compared to the quarter ended March 31, 2016, and increased $1.5 million, or 16.7%, compared to the quarter ended June 30, 2015, to $10.7 million for the quarter ended June 30, 2016.

•	Net charge-offs remain low, averaging 0.02% of total loans for the past eight quarters.

•	The Company repurchased 82,123 shares of the Company’s common stock through our stock repurchase program at an average price of $15.55 during the quarter ended June 30, 2016.

Loans

Total loans were $817.5 million at June 30, 2016, an increase of $19.8 million, or 2.5%, compared to March 31, 2016, and an increase of $143.9 million, or 21.4%, compared to June 30, 2015.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands).

				Linked Qtr Change		Year/Year Change		Percentage of Total Loans
	6/30/2016	3/31/2016	6/30/2015	$	%	$	%	6/30/2016	6/30/2015
Mortgage loans on real estate
Construction and development	$101,080	$95,353	$70,927	$5,727	6.0%	$30,153	42.5%	12.4%	12.0%
1-4 Family	166,778	162,312	153,118	4,466	2.8	13,660	8.9	20.4	20.3
Multifamily	37,300	33,609	21,260	3,691	11.0	16,040	75.4	4.6	4.2
Farmland	8,343	6,366	3,001	1,977	31.1	5,342	178.0	1.0	0.8
Commercial real estate
Owner-occupied	151,464	141,583	129,825	9,881	7.0	21,639	16.7	18.5	17.8
Nonowner-occupied	180,842	174,176	119,321	6,666	3.8	61,521	51.6	22.1	21.8
Commercial and industrial	75,103	74,990	56,485	113	0.2	18,618	33.0	9.2	9.4
Consumer	96,560	109,233	119,649	(12,673)	(11.6)	(23,089)	(19.3)	11.8	13.7

Total loans	817,470	797,622	673,586	19,848	2.5%	143,884	21.4%	100%	100%
Loans held for sale	46,717	50,921	78,212	(4,204)	(8.3)	(31,495)	(40.3)

Total gross loans	$864,187	$848,543	$751,798	$15,644	1.8%	$112,389	14.9%

Consumer loans, including consumer loans held for sale, totaled $143.3 million at June 30, 2016, a decrease of $16.7 million, or 10.5%, compared to $160.0 million at March 31, 2016, and a decrease of $49.3 million, or 25.6%, compared to June 30, 2015. The decrease compared to the linked quarter is mainly attributable to principal payments on consumer loan balances. Since the Bank discontinued accepting indirect auto loan applications at the end of 2015, which was the primary source of its consumer loan portfolio and consumer loans held for sale, the consumer loan portfolio is expected to decrease over time. The Bank currently has the intent and ability to sell the balance of the consumer loans classified as held for sale at June 30, 2016, however, if this classification were to change, the loans would be transferred to the consumer loan portfolio.

At June 30, 2016, the Company’s total business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $226.6 million, an increase of $10.0 million, or 4.6%, compared to the business lending portfolio of $216.6 million at March 31, 2016 and an increase of $40.3 million, or 21.6%, compared to the business lending portfolio of $186.3 million at June 30, 2015.

Credit Quality

Nonperforming loans were $5.5 million, or 0.67% of total loans, at June 30, 2016, an increase of $3.2 million, or 136.9%, compared to $2.3 million, or 0.29% of total loans, at March 31, 2016, and an increase of $2.8 million, or 103.7%, compared to $2.7 million, or 0.40% of total loans, at June 30, 2015. The allowance for loan losses was $7.1 million, or 129.6% and 0.87% of nonperforming loans and total loans, respectively, at June 30, 2016, compared to $6.5 million, or 279.8% and 0.81% of nonperforming loans and total loans, respectively, at March 31, 2016 and $5.7 million, or 213.2% and 0.85% of nonperforming loans and total loans, respectively, at June 30, 2015. The allowance for loan losses plus the fair value marks on acquired loans was 0.95% of total loans at June 30, 2016 compared to 0.90% at March 31, 2016 and 0.95% at June 30, 2015. The increase in nonperforming loans and the decrease in the allowance for loan losses as a percentage of nonperforming loans at June 30, 2016 when compared to both March 31, 2016 and June 30, 2015 are mainly attributable to a $2.7 million commercial and industrial loan relationship not related to the oil and gas industry. Management has evaluated the loan relationship, which is well collateralized and properly reserved, and expects it to be resolved without any additional material impact to the financial statements.

The provision for loan loss expense was $0.8 million for the second quarter of 2016, an increase of $0.3 million and $0.4 million compared to March 31, 2016 and June 30, 2015, respectively. The increase in the provision for loan loss expense can also be attributed to the $2.7 million loan relationship discussed above.

Management continues to monitor the Company’s loan portfolio for exposure to potential negative impacts of suppressed oil and gas prices. We consider our exposure to the energy sector not to be significant, at less than one percent of the total loan portfolio at June 30, 2016. However, should the price of oil and gas decline further and/or remain at the current low price for an extended period, the general economic conditions in our south Louisiana markets could be negatively affected and could negatively impact borrowers’ ability to service their debt. Management continually evaluates the allowance for loan losses based on several factors, including economic conditions, and currently believes that any potential negatively affected future cash flows related to these loans would be covered by the current allowance for loan losses.

Deposits

Total deposits at June 30, 2016 were $867.2 million, an increase of $58.5 million, or 7.2%, compared to March 31, 2016 and an increase of $161.2 million, or 22.8%, compared to June 30, 2015. The increase in total deposits was driven by an increase in noninterest-bearing deposits of $23.5 million, or 27.2%, an increase in money market accounts of $16.4 million, or 17.8%, and an increase in time deposits of $112.2 million, or 32.6%, compared to June 30, 2015.

The Company’s focus on relationship banking continues to positively impact noninterest-bearing demand deposit growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands).

				Linked Qtr Change		Year/Year Change		Percentage of Total Deposits
	6/30/2016	3/31/2016	6/30/2015	$	%	$	%	6/30/2016	6/30/2015
Noninterest-bearing demand deposits	$109,828	$95,033	$86,339	$14,795	15.6%	$23,489	27.2%	12.7%	12.2%
NOW accounts	139,893	138,672	131,136	1,221	0.9	8,757	6.7	16.1	18.6
Money market deposit accounts	108,552	104,936	92,126	3,616	3.4	16,426	17.8	12.5	13.1
Savings accounts	52,899	52,285	52,546	614	1.2	353	0.7	6.1	7.4
Time deposits	456,033	417,772	343,860	38,261	9.2	112,173	32.6	52.6	48.7

Total deposits	$867,205	$808,698	$706,007	$58,507	7.2%	$161,198	22.8%	100%	100%

Net Interest Income

Net interest income for the second quarter of 2016 totaled $8.7 million, an increase of $0.1 million, or 1.3%, compared to the first quarter of 2016, and an increase of $0.9 million, or 11.3%, compared to the second quarter of 2015. The increase was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $1.5 million due to an increase in volume offset by a $0.6 million decrease related to a reduction in yield compared to the second quarter of 2015.

The Company’s net interest margin was 3.38% for the quarter ended June 30, 2016 compared to 3.47% for the first quarter of 2016 and 3.70% for the second quarter of 2015. The yield on interest-earning assets was 4.18% for the quarter ended June 30, 2016 compared to 4.21% for the first quarter of 2016 and 4.37% for the second quarter of 2015.

The cost of deposits increased six basis points for the quarter ended June 30, 2016 compared to the first quarter of 2016, and increased twelve basis points compared to the second quarter of 2015. The increase is primarily a result of increases in time deposit rates.

Noninterest Income

Noninterest income for the second quarter of 2016 totaled $2.3 million, an increase of $1.0 million, or 75.3%, compared to the first quarter of 2016, and an increase of $0.2 million, or 9.2%, compared to the second quarter of 2015. The increase in noninterest income when compared to March 31, 2016 is mainly attributable to the $1.3 million gain on sale of fixed assets recognized for the sale of the land and building of one of the Bank’s branch locations to a healthcare company. The increase in gain on sale of fixed assets was offset by a $0.3 million decrease in the gain on sale of loans. Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale. The Bank does intend to sell the balance of the consumer loans held for sale at June 30, 2016, however, it expects the gain on sale of loans to diminish over time.

Noninterest Expense

Noninterest expense for the second quarter of 2016 totaled $7.1 million, an increase of $0.7 million, or 11.3%, compared to the first quarter of 2016, and an increase of $0.4 million, or 6.3%, compared to the second quarter of 2015. The increase in noninterest expense compared to the first quarter of 2016 is primarily due to $0.6 million in customer reimbursements that we paid to certain borrowers during the second quarter.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported both basic and diluted earnings per share of $0.28 for the three months ended June 30, 2016, an increase of $0.03, compared to basic and diluted earnings per share of $0.25 for the three months ended June 30, 2015.

Taxes

The Company recorded income tax expense of $1.0 million for the quarter ended June 30, 2016, which equates to an effective tax rate of 33.4%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 10 full service banking offices located throughout its market. At June 30, 2016, the Company had 152 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible common equity,” “tangible assets,” “tangible equity to tangible assets,” and “tangible book value per common share.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;
•	our ability to achieve organic loan and deposit growth, and the composition of that growth;
•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;
•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
•	our dependence on our management team, and our ability to attract and retain qualified personnel;
•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;
•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
•	the concentration of our business within our geographic areas of operation in Louisiana; and
•	concentration of credit exposure.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. “Risk Factors” and Item 7. “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

For further information contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	As of and for the three months ended
	6/30/2016	3/31/2016	6/30/2015	Linked Quarter	Year/Year
EARNINGS DATA
Total interest income	$10,719	$10,378	$9,187	3.3%	16.7%
Total interest expense	2,061	1,831	1,407	12.6%	46.5%

Net interest income	8,658	8,547	7,780	1.3%	11.3%
Provision for loan losses	800	454	400	76.2%	100.0%
Total noninterest income	2,256	1,287	2,066	75.3%	9.2%
Total noninterest expense	7,104	6,384	6,682	11.3%	6.3%

Income before income taxes	3,010	2,996	2,764	0.5%	8.9%
Income tax expense	1,005	1,006	951	-0.1%	5.7%

Net income	$2,005	$1,990	$1,813	0.8%	10.6%

AVERAGE BALANCE SHEET DATA
Total assets	$1,086,604	$1,044,993	$891,581	4.0%	21.9%
Total interest-earning assets	1,028,360	988,779	842,984	4.0%	22.0%
Total loans	800,710	767,761	664,607	4.3%	20.5%
Total gross loans	852,475	832,368	729,851	2.4%	16.8%
Total interest-bearing deposits	739,678	676,826	617,442	9.3%	19.8%
Total interest-bearing liabilities	866,386	836,332	694,497	3.6%	24.8%
Total deposits	835,215	764,145	699,151	9.3%	19.5%
Total shareholders’ equity	112,035	110,873	106,583	1.0%	5.1%

PER SHARE DATA
Earnings:
Basic earnings per share	$0.28	$0.28	$0.25	0.0%	12.0%
Diluted earnings per share	0.28	0.28	0.25	0.0%	12.0%
Book value per share	15.63	15.28	14.65	2.3%	6.7%
Tangible book value per share(1)	15.18	14.83	14.22	2.4%	6.8%
Common shares outstanding	7,214,734	7,296,426	7,293,209	-1.1%	-1.1%

PERFORMANCE RATIOS
Return on average assets	0.74%	0.76%	0.82%	-2.6%	-9.8%
Return on average equity	7.18%	7.20%	6.82%	-0.3%	5.3%
Net interest margin	3.38%	3.47%	3.70%	-2.6%	-8.6%
Net interest income to average assets	3.20%	3.28%	3.50%	-2.4%	-8.6%
Noninterest expense to average assets	2.62%	2.45%	3.01%	6.9%	-13.0%
Efficiency ratio(2)	65.09%	64.92%	67.87%	0.3%	-4.1%
Dividend payout ratio	3.57%	3.25%	3.11%	9.8%	14.8%
Net charge-offs to average loans	0.02%	0.02%	0.00%	0.0%	0.0%

(1)Non-GAAP financial measure. See reconciliation.

(2) Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income.

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	As of and for the three months ended
	6/30/2016	3/31/2016	6/30/2015	Linked Quarter	Year/Year
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.51%	0.28%	0.56%	82.1%	-8.9%
Nonperforming loans to total loans	0.67%	0.29%	0.40%	131.0%	67.5%
Allowance for loan losses to total loans	0.87%	0.81%	0.85%	7.4%	2.4%
Allowance for loan losses to nonperforming loans	129.6%	279.75%	213.20%	-53.7%	-39.2%

CAPITAL RATIOS
Investar Holding Corporation:
Total equity to total assets	10.01%	10.39%	11.59%	-3.7%	-13.6%
Tangible equity to tangible assets	9.75%	10.11%	11.29%	-3.6%	-13.6%
Tier 1 leverage ratio	10.46%	10.78%	12.15%	-3.0%	-13.9%
Common equity tier 1 capital ratio	11.11%	11.49%	12.96%	-3.3%	-14.3%
Tier 1 capital ratio	11.47%	11.86%	13.39%	-3.3%	-14.3%
Total capital ratio	12.19%	12.54%	14.10%	-2.8%	-13.5%
Investar Bank:
Tier 1 leverage ratio	10.26%	10.52%	11.72%	-2.5%	-12.5%
Common equity tier 1 capital ratio	11.25%	11.57%	12.91%	-2.8%	-12.9%
Tier 1 capital ratio	11.25%	11.57%	12.91%	-2.8%	-12.9%
Total capital ratio	11.97%	12.25%	13.62%	-2.3%	-12.1%

INVESTAR HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(Unaudited)

	June 30, 2016	March 31, 2016	June 30, 2015
ASSETS
Cash and due from banks	$9,958	$8,808	$7,541
Interest-bearing balances due from other banks	27,175	12,465	16,807
Federal funds sold	1	51	191

Cash and cash equivalents	37,134	21,324	24,539

Available for sale securities at fair value (amortized cost of $149,986, $127,737, and $82,049, respectively)	151,841	128,570	82,236
Held to maturity securities at amortized cost (estimated fair value of $25,810, $26,348, and $24,015, respectively)	25,656	26,249	24,230
Loans held for sale	46,717	50,921	78,212
Loans, net of allowance for loan losses of $7,091, $6,463, and $5,728, respectively	810,379	791,159	667,858
Other equity securities	7,371	7,183	4,183
Bank premises and equipment, net of accumulated depreciation of $6,017, $5,727, and $4,662, respectively	30,147	30,759	29,444
Other real estate owned, net	279	695	2,519
Accrued interest receivable	2,840	2,978	2,432
Deferred tax asset	1,459	1,934	1,624
Goodwill and other intangible assets	3,254	3,265	3,195
Bank-owned life insurance	7,101	7,054	-
Other assets	2,752	1,438	1,383

Total assets	$1,126,930	$1,073,529	$921,855

LIABILITIES
Deposits
Noninterest-bearing	$109,828	$95,033	$86,339
Interest-bearing	757,377	713,665	619,668

Total deposits	867,205	808,698	706,007
Advances from Federal Home Loan Bank	93,599	103,960	79,066
Repurchase agreements	28,854	29,678	15,130
Junior subordinated debt	3,609	3,609	3,609
Accrued taxes and other liabilities	20,900	16,097	11,170

Total liabilities	1,014,167	962,042	814,982

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value per share; 5,000,000 shares authorized	-	-	-
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,359,976, 7,358,231, and 7,294,987 shares issued and 7,214,734, 7,296,429, and 7,293,209 shares outstanding, respectively	7,360	7,358	7,295
Treasury stock	(2,249)	(952)	(26)
Surplus	84,958	84,780	84,358
Retained earnings	22,507	20,575	15,461
Accumulated other comprehensive income (loss)	187	(274)	(215)

Total stockholders’ equity	112,763	111,487	106,873

Total liabilities and stockholders’ equity	$1,126,930	$1,073,529	$921,855

INVESTAR HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
INTEREST INCOME
Interest and fees on loans	$9,781	$9,485	$8,646	$19,266	$16,944
Interest on investment securities	891	856	523	1,747	1,008
Other interest income	47	37	18	84	35

Total interest income	10,719	10,378	9,187	21,097	17,987

INTEREST EXPENSE
Interest on deposits	1,763	1,515	1,299	3,278	2,491
Interest on borrowings	298	316	108	614	217

Total interest expense	2,061	1,831	1,407	3,892	2,708

Net interest income	8,658	8,547	7,780	17,205	15,279

Provision for loan losses	800	454	400	1,254	1,100

Net interest income after provision for loan losses	7,858	8,093	7,380	15,951	14,179

NONINTEREST INCOME
Service charges on deposit accounts	88	97	97	185	191
Gain on sale of investment securities, net	144	80	134	224	134
Gain on sale of fixed assets, net	1,252	-	-	1,252	-
Gain on sale of real estate owned, net	10	1	7	11	6
Gain on sale of loans, net	-	313	1,077	313	2,808
Fee income on loans held for sale, net	106	123	210	229	510
Servicing fees	431	468	373	899	653
Other operating income	225	205	168	430	304

Total noninterest income	2,256	1,287	2,066	3,543	4,606

Income before noninterest expense	10,114	9,380	9,446	19,494	18,785

NONINTEREST EXPENSE
Depreciation and amortization	369	370	362	739	719
Salaries and employee benefits	3,890	3,873	3,971	7,763	7,879
Occupancy	242	236	225	478	438
Data processing	367	374	370	741	710
Marketing	102	112	62	214	120
Professional fees	375	279	237	654	499
Customer reimbursements	584	-	-	584	-
Other operating expenses	1,175	1,140	1,455	2,315	2,741

Total noninterest expense	7,104	6,384	6,682	13,488	13,106

Income before income tax expense	3,010	2,996	2,764	6,006	5,679
Income tax expense	1,005	1,006	951	2,011	1,916

Net income	$2,005	$1,990	$1,813	$3,995	$3,763

EARNINGS PER SHARE
Basic earnings per share	$0.28	$0.28	$0.25	$0.56	$0.52

Diluted earnings per share	$0.28	$0.28	$0.25	$0.55	$0.52

Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.02	$0.02

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income available to common shareholders	$2,005	$1,990	$1,813	$3,995	$3,763
Weighted average number of common shares outstanding used in computation of basic earnings per common share	7,158,532	7,194,558	7,219,593	7,176,545	7,219,415
Effect of dilutive securities:
Restricted stock	15,298	15,353	13,372	12,705	11,065
Stock options	14,715	14,854	16,725	14,752	13,478
Stock warrants	11,231	11,267	12,467	11,249	10,765

Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	7,199,776	7,236,032	7,262,157	7,215,251	7,254,723

Basic earnings per share	$0.28	$0.28	$0.25	$0.56	$0.52

Diluted earnings per share	$0.28	$0.28	$0.25	$0.55	$0.52

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	For the three months ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$852,475	$9,781	4.60%	$832,368	$9,485	4.57%	$729,851	$8,646	4.75%
Securities:
Taxable	129,126	732	2.27	113,446	712	2.52	77,050	404	2.10
Tax-exempt	25,105	159	2.54	22,199	144	2.60	18,948	119	2.52
Interest-bearing balances with banks	21,654	47	0.87	20,766	37	0.71	17,135	18	0.42

Total interest-earning assets	1,028,360	10,719	4.18	988,779	10,378	4.21	842,984	9,187	4.37
Cash and due from banks	7,647			7,222			5,432
Intangible assets	3,258			3,179			3,199
Other assets	54,123			52,121			45,532
Allowance for loan losses	(6,784)			(6,308)			(5,566)

Total assets	$1,086,604			$1,044,993			$891,581

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$247,052	$393	0.64%	$239,844	$380	0.64%	$222,130	$353	0.64%
Savings deposits	52,728	88	0.67	53,144	88	0.66	53,364	90	0.68
Time deposits	439,898	1,282	1.17	383,838	1,047	1.09	341,948	856	1.00

Total interest-bearing deposits	739,678	1,763	0.96	676,826	1,515	0.90	617,442	1,299	0.84
Short-term borrowings	103,274	229	0.89	132,839	243	0.73	36,977	16	0.17
Long-term debt	23,434	69	1.18	26,667	73	1.10	40,078	92	0.92

Total interest-bearing liabilities	866,386	2,061	0.95	836,332	1,831	0.88	694,497	1,407	0.81
Noninterest-bearing deposits	95,537			87,319			81,709
Other liabilities	12,646			10,469			8,792
Stockholders’ equity	112,035			110,873			106,583

Total liability and stockholders’ equity	$1,086,604			$1,044,993			$891,581

Net interest income/net interest margin		$8,658	3.38%		$8,547	3.47%		$7,780	3.70%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	For the six months ended
	June 30 2016			June 30, 2015
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$842,420	$19,266	4.59%	$722,136	$16,944	4.73%
Securities:
Taxable	121,286	1,444	2.39	72,812	770	2.13
Tax-exempt	23,652	303	2.57	18,963	238	2.53
Interest-bearing balances with banks	21,210	84	0.79	17,580	35	0.40

Total interest-earning assets	1,008,568	21,097	4.20	831,491	17,987	4.36
Cash and due from banks	7,435			5,560
Intangible assets	3,219			3,204
Other assets	53,123			45,396
Allowance for loan losses	(6,546)			(5,295)

Total assets	$1,065,799			$880,356

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$243,448	$773	0.64%	$213,477	$663	0.63%
Savings deposits	52,936	177	0.67	54,540	184	0.68
Time deposits	411,868	2,328	1.13	333,143	1,644	1.00

Total interest-bearing deposits	708,252	3,278	0.93	601,160	2,491	0.84
Short-term borrowings	118,056	473	0.80	45,145	40	0.18
Long-term debt	25,050	141	1.13	40,929	177	0.87

Total interest-bearing liabilities	851,358	3,892	0.92	687,234	2,708	0.79
Noninterest-bearing deposits	91,428			79,480
Other liabilities	11,559			7,888
Stockholders’ equity	111,454			105,754

Total liability and stockholders’ equity	$1,065,799			$880,356

Net interest income/net interest margin		$17,205	3.42%		$15,279	3.71%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

	June 30, 2016	March 31, 2016	June 30, 2015
Tangible common equity
Total stockholder’s equity	$112,763	$111,487	$106,873
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	470	480	511
Trademark intangible	100	100

Tangible common equity	$109,509	$108,223	$103,678

Tangible assets
Total assets	$1,126,930	$1,073,529	$921,855
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	470	480	511
Trademark intangible	100	100	-

Tangible assets	$1,123,676	$1,070,265	$918,660

Common shares outstanding	7,214,734	7,296,429	7,293,209
Tangible equity to tangible assets	9.75%	10.11%	11.29%
Book value per common share	$15.63	$15.28	$14.65
Tangible book value per common share	15.18	14.83	14.22